                                                                   EXHIBIT 10.2


                              DEVELOPMENT AGREEMENT

         This development agreement (the "Agreement") effective as of March 1, 2000 (the "Effective Date") is made and entered into by and between:

         UTStarcom Inc., a Delaware corporation having its principal place of business at 1275 Harbor Bay Parkway, Suit 100, Alameda, California 94502, U.S.A. (hereinafter called "UTS"), and Matsushita Communication Industrial Co., Ltd., a Japanese corporation having its place of business at 3-1 Tsunashima-higashi 4-chome, Kohoku-ku, Yokohama 223-8639, Japan, acting through its Communication Systems Division (hereinafter called "MCI")

                                   WITNESSETH

         Whereas, both MCI and UTS are engaged in the sale and distribution of telephone systems;

         Whereas, UTS is engaged in the development and manufacture of the next generation PBX system called Internet Protocol Telephony Switch ("IPTS"); and

         Whereas, the parties hereto desire that UTS perform, and UTS is willing to undertake, development of the Product (as hereinafter defined) for commercial resale.

         Now, therefore, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:

         1.       DEFINITIONS

                  1.1 "Affiliate" shall mean any company or other entity controlling, controlled by, or under common control with either MCI or UTS. As used in this provision, "control" means the direct or indirect ownership or control of the majority of the outstanding shares representing the right to vote for election of directors or other managing authority or ownership interest of a company or other entity.

                  1.2 "Deliverables" shall mean the samples, prototypes, source code, test report, Product Documentation (as hereinafter defined), and all other materials, and any part or copy of the foregoing, to be provided by UTS to MCI in any form, method or media, as set forth in the Milestone Schedule (as hereinafter defined).

                  1.3 "Intellectual Property Rights" shall mean any and all rights under any patents, utility models, designs, copyrights, moral rights, tradedress, trademarks, tradenames, trade secrets, know-how, mask works, confidential information and any other intellectual property or proprietary rights owned by either of the parties hereto.

                  1.4 "Milestone Schedule" shall mean the schedule attached hereto as Appendix A setting forth the milestones for the development contemplated herein, including, but not limited to descriptions of all Development Services (as hereinafter defined), the scheduled completion dates thereof, descriptions of each Deliverable and delivery dates therefor.

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                  1.5 "Product" shall mean the Internet Protocol Telephony
Switch called [***] that satisfies the Requirement Specification (as defined below) in all respects.

                  1.6 "Product Documentation" shall mean any and all material that describes the design, functions, operation or use of the Deliverables and Product, including, but not limited to the specifications, flow charts, schematics, and other information and data that is reasonably necessary for the use and understanding of the Product by MCI as contemplated by MCI, and mutually agreed to by the parties hereto.

                  1.7 "Requirement Specification" shall mean the design, quality, reliability, specifications, functions, features, operations, operation environment and/or all other requirements of the Product and Deliverables as mutually agreed to by the parties hereto as set forth in Appendix B, and as may be amended from time to time pursuant to Section 3.

                  1.8 "Business Regulations" shall mean MCI's business regulations on the new product development, which is attached hereto as Appendix C.

                  1.9 "Development Plan" shall mean the structure, staffing, skill set, location and quality plan (including staged test case specification and system test operation planning), that has been mutually agreed to by the parties hereto, which is attached hereto as Appendix D.

                  1.10 "Materials" shall mean the software provided by MCI to UTS for use in developing, operating or testing the Product.

         2.       DEVELOPMENT

                  2.1 For the purpose of the development of the Products, and subject to the provision of Materials by MCI pursuant to the Milestone Schedule, UTS shall perform the following services (the "Development Services"), for the consideration set forth in the Payment Schedule attached as Appendix E:

                           (a)      to develop Deliverables conforming with
the applicable Requirement Specification, and delivery, testing, evaluation and correction of the Deliverables in accordance with the Milestone Schedule, Business Regulations, Development Plan, and Section 4 hereof; and

                           (b)      to test and evaluate the Deliverables in
accordance with the standard practices of the industry (including standard diagnostic practices), to the maximum extent reasonably possible to insure that the Deliverables conform to the Requirement Specification, Business Regulations, and Development Plan without exhibiting errors, under a wide variety of testing conditions that reasonably reflect the actual environments in which the Product is likely to be used.

                           (c)      to facilitate timeliness and cooperation
with respect to Product Development, providing MCI with [***] written reports specifying the progress achieved in the development of the Deliverables in each [***] period within [***] after such [***] period, which report shall include, without limitation, information regarding (i) the Development Services and/or delivery of each Deliverable completed or remaining to be completed at the end of such calendar [***], (ii) actual or potential delay in meeting the Milestone Schedule with the reason for any such


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delay, measures to be taken to resolve the delay, (iii) an estimated date of completion of each Development Service and/or delivery of each Deliverable, and (iv) information that would assist MCI in tracing or determining the cause or source of technical problems in the Deliverables.

                  2.2 The parties agree to discuss and determine before [***] the subset of the MCI Business Requirement for Product Reliability Durability as Business Regulation that apply to the Product, and to which UTS shall comply in the development, testing and evaluation of the Product.

                  2.3 In the event UTS desires to incorporate into any third party software into the Deliverables or otherwise use any third party software in connection with the Deliverables, UTS shall obtain the prior written approval of MCI. MCI shall provide such approval within [***] of the request for approval made by UTS. In any case, the absence of such approval or disapproval shall not unreasonably withhold progress of Product development Notwithstanding the provisions of this Section 2.3, the third party software listed in Appendix F has, as of the Effective Date of this Development Agreement, been already approved by MCI for use by UTS for the Deliverables.

                  2.4 MCI shall provide to UTS Materials as described in Appendix H. Materials provided hereunder, the software approved hereunder, and the software and hardware reimbursed hereunder is only for use for the Deliverables or the Product to be supplied to MCI, and no other use is permitted or licensed hereunder.

         3.       MODIFICATION OF DEVELOPMENT SERVICES

                  3.1 Each party recognizes and acknowledges that changes or modifications to the Development Services, Milestone Schedule, Requirement Specification, Business Regulations, Development Plan, and/or any other activities hereunder (a "Change") may be necessary. In the event that either MCI or UTS determines that a Change is necessary, the determining party shall issue a written order specifying such Change (a "Change Order"). UTS and MCI shall negotiate in good faith with respect to each Change Order (including without limitation completion dates and additional or reduced costs resulting from such Change Order), and, upon agreeing to the Change Order, amend this Agreement to reflect such agreed upon Change Order.

                  3.2 If the Change Order is rejected by the receiving party, both UTS and MCI shall negotiate in good faith for a period of no longer than [***] immediately following the determining party's receipt of the written rejection of the Change Order, with respect to the proposed Change Order (including without limitation completion dates and additional or reduced costs resulting from such Change Order). If the parties fail to reach agreement on the Change Order, the disagreement shall be submitted to an executive panel consisting of 2 senior executives of MCI, and 2 senior executives of UTS for further negotiation, and, upon agreeing to the Change Order, UTS and MCI shall amend this Agreement to reflect such agreed upon Change Order.

                  3.3 If the disagreement cannot be resolved by the executive panel within [***] of the date of the written rejection of the proposed Change Order, MCI determines whether the relevant Change Order ("Disputed Change Order") should be made or not, and UTS shall provide the Development Services according to such MCI's determination. UTS shall, as applicable, (a) notify MCI in writing of any additional or reduced costs and revised completion dates for the Development


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Services and/or other issues it believes in good faith should reasonably be reflected in the Disputed Change Order; and (b) maintain itemized records of the times, labor, expense and other cots factors it spends relating to the Development Services performed under the Disputed Change Order. The parties shall continue good faith negotiation with respect to appropriate additional or reduced costs under the Disputed Change Order. If no agreement is reached between the parties hereto with respect to the Disputed Change Order within [***] after the date on which the Disputed Change Order is issued, the parties may resort to the dispute resolution mechanism set forth in Section 17 herein.

         4.       TESTING AND ACCEPTANCE

                  4.1 UTS shall deliver to MCI an initial proposal of the acceptance criteria of each of the Deliverables at least [***] prior to the relevant Deliverables, and MCI shall then respond in writing to the proposed acceptance criteria within [***] of receipt of UTS' initial acceptance criteria proposal. MCI may, upon negotiation in good faith with UTS, define acceptance criteria ("Acceptance Criteria").

                  4.2 UTS shall deliver to MCI each of the Deliverables in accordance with the Milestone Schedule and Development Plan, such that testing and acceptance by MCI may be completed on a timely basis consistent with the Milestone Schedule and Development Plan.

                  4.3 MCI shall test and evaluate each Deliverable delivered by UTS in accordance with the applicable Acceptance Criteria, and issue to UTS a notice of acceptance or rejection of such Deliverable within [***] after MCI's receipt of such Deliverable.

                  4.4 If MCI determines that any Deliverable (or any portion thereof) fails to satisfy the applicable Acceptance Criteria (a
"Non-Conformity"), MCI shall provide UTS with a written notice of such Non-Conformity (a "Non-Conformity Notice"), identifying such Non-Conformity in detail reasonably sufficient to enable UTS to duplicate or observe such Non-Conformity.

                  4.5 Upon receiving a Non-Conformity Notice, UTS shall provide to MCI a report describing the cause of such Non-Conformity and the correction thereto within [***] after the date of receipt of the Non-Conformity Notice, and shall correct the Non-Conformity and deliver the corrected Deliverable to MCI within [***] after the date of receipt of the Non-Conformity Notice. Such notice shall be acceptable in either written or e-mail form.

                  4.6 If, after receipt of a corrected Deliverable under Section 4.5, MCI determines that the Non-Conformity reported by MCI in the applicable Non-Conformity Notice has not been corrected, or discovers other
Non-Conformities in such Deliverable, MCI may, at its option:

                           (a)      reject such corrected Deliverables, and
repeat the procedure described in Sections 4.3, 4.4, 4.5 and 4.6 of this Agreement, in which case UTS will deliver a revised Deliverable to MCI for evaluation under Section 4.3 no later than [***]after the date of receipt of such rejection by UTS; or

                           (b)      correct such Non-Conformity itself or
have its designee correct such Non-Conformity, charging to UTS or deducting from any payment due to the UTS an amount equal to the reasonable cost of correcting such Non-Conformity.


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

         5.       OWNERSHIP

                  5.1 All inventions, designs, works of authorship and other works made or created by either party, whether or not incorporated into the Requirement Specification, and all associated Intellectual Property Rights, both before and after the Effective Date of this Agreement, and whether or not pertaining to the activities contemplated in this Agreement, shall remain the exclusive property of the party making or creating the same. Those inventions, designs, works of authorship and other works made or created by the parties before the Effective Date of this Agreement are memorialized in Appendix G to this Agreement ("Prior Intellectual Property Inventory"), and such appendix is hereby incorporated into this Agreement by reference.

                  5.2 All inventions, designs, works of authorship and other works made or created jointly by the parties pertaining to the activities contemplated in this Agreement ("Joint Property"), whether or not incorporated into the Requirement Specification, and all associated Intellectual Property Rights, shall be jointly owned by the parties hereto. Any application for the Intellectual Property Right of Joint Property, and any associated costs for such application shall be mutually agreed upon by the parties in the form of a separate written agreement in advance of attempt of the application. Each party hereto and its Affiliate may use such Joint Property and all associated Intellectual Property Rights for the purpose of its own use, and each party may assign and transfer such Joint Property and all associated Intellectual Property Rights to its Affiliate, without the consent of the other party and without any compensation or accounting to the other party, provided that such assignment and transfer shall be made subject to this Section 5.2. The having-used, license, and assignment of Joint Property to any third party other than its Affiliate shall be the subject of a separate licensing agreement that is mutually agreed to by the parties.

         6.       SALES AND PURCHASE OF THE PRODUCT

                  6.1 Subject to MCI's written acceptance of all the Deliverables, UTS agrees to supply to MCI (and/or its Affiliate) the Product for at least [***], the detailed terms and conditions of which shall be specified in a separate agreement (the "Purchase Agreement") to be negotiated by UTS and MCI (and/or its Affiliate) in good faith. Such Purchase Agreement is expected to include terms and conditions including, without limitation, provisions regarding the following issues:

                           (a)      ordering, lead time, shipping, delivery,
payment, and pricing (including royalties, if any, exchange fluctuation);

                           (b)      warranties concerning quality,
performance, product liability, Intellectual Property Rights, and the remedies and indemnification related thereto;

                           (c)      maintenance and support of the Products;

                           (d)      notification and other procedure in the
event of the proposed discontinuance of the manufacture or supply of the Product;

                           (e)      the parties negotiate in good faith to
reach agreement on a marketing agreement by no later than [***]; and


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

                           (f)      when UTS discontinues the manufacture of
the Products, UTS shall, at the option of MCI (and/or its Affiliate), grant to MCI (and/or its Affiliate) a [***] license under all Intellectual Property Rights of the UTS to manufacture or have manufactured the Product and to use, offer for sale, sell, distribute, import, lease, transfer, service, support, maintain and/or otherwise dispose of the Product. The parties agree to discuss and document possible royalty payment, if any, by MCI to UTS under the abovementioned circumstances.

                  6.2 Subject to the prior written approval of MCI, UTS may sell the Product to a third party, provided that such sale is at the UTS's sole risk and peril, that such MCI's approval shall not mean any license, express, implied or by estoppel, under any Intellectual Property Rights of MCI or its Affiliate, and that MCI MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO SUCH SALE OF THE PRODUCT, INCLUDING, BUT NOT LIMITED TO, MERCHANTABILITY, NON-INFRINGEMENT, PRODUCT LIABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

         7.       LICENSE AND TECHNICAL ASSISTANCE

                  7.1 The parties agree to discuss an arrangement under which UTS grants to MCI a license under its Intellectual Property Rights and provide technical services, including the modification of the Products design, for the purpose of the manufacture of the IPTS by MCI or its Affiliate. The parties understand and agree that this Section 7.1 is intended solely as an expression of the parties' potential intent to enter into a future agreement and such future agreement, if agreed, shall be reduced to a written contract between the parties. Neither party is obligated by virtue of this Section 7.1 to enter into an agreement.

         8.       FUTURE IPTS DEVELOPMENT

                  8.1 The parties agree to discuss an arrangement under which UTS enhances the Products and/or develops a new IPTS. The parties understand and agree that this Section 8.1 is intended solely as an expression of the parties' potential intent to enter into a future agreement and such future agreement, if agreed, shall be reduced to a written contract between the parties. Neither party is obligated by virtue of this Section 8.1 to enter into an agreement.

         9.       MCI'S PAYMENT

                  9.1 In consideration for the Development Services performed by UTS hereunder, MCI shall pay UTS in United States dollars a total amount of [***], in accordance with the payment schedule set forth in Appendix E.

                  9.2 Payments made in accordance with Section 9.1 are not refundable, as they represent payments for completed Deliverables.

                  9.3 MCI shall also reimburse UTS for all software and hardware purchased by UTS for the Development Services (including software and hardware purchased prior to the effective date of this Agreement, and which was authorized by MCI for purchase), where in the reasonable judgment of UTS, such software and/or hardware is used by UTS primarily for the Development Services to be provided under this Agreement and provided that the purchase of such


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

software and hardware is communicated by UTS to MCI in advance and approved by MCI. A partial list of software and hardware purchased through [***] and approved by MCI is entitled Prior Expenses and is attached as Appendix I. MCI shall provide such reimbursement to UTS in United States dollars, and within [***] of receipt of any invoice from UTS for reimbursement.

                  9.4 UTS shall provide [***] Product samples to MCI at no charge; however, MCI shall pay UTS for any chargeable Product samples provided by UTS. In keeping with the Deliverables identified in Appendix A, MCI shall provide details of the configurations of the approximately [***] to be supplied by UTS to MCI as part of this Section by [***]. These details shall include a breakdown in terms of the number and types of daughter cards to be provided with a motherboard so as to constitute a unit. For all chargeable Product samples provided by UTS, MCI shall provide payment to UTS in United States dollars according to the following schedule: [***] of the cost of the total number of units covered by this Section by [***]; [***] of the cost of the total number of units covered by this contract by [***]; and the balance of the cost of the total number of units covered by this section, within [***] of receipt of any invoice for the said units from UTS for payment. The cost of a unit may be approximated from the costs of the boards and chassis that make up the unit; these costs are provided in Appendix D, as part of the Development Plan.

                  9.5 Unless otherwise expressly provided in this Agreement, [***] shall be solely liable for any transportation, services, equipment, utilities, facilities, and other costs incurred in connection with UTS's performance of this Agreement.

                  9.6 [***] shall be responsible for paying all taxes and duties imposed by any governmental body or authority in connection with the execution and performance of this Agreement.

                  9.7 If any amount is required by any governmental body or authority to be deducted from any MCI payment to UTS, MCI shall deduct such amount from the payment to UTS and send to UTS a copy of any receipt issued to MCI by such governmental body or authority documenting such deducted amount (a "Tax Receipt").

         10.      MCI'S REPRESENTATIONS AND WARRANTIES

         MCI represents and warrants as follows:

                  10.1 MCI has the corporate power and authority to execute and deliver this Agreement, and perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly authorized by MCI, and upon execution and delivery by UTS, this Agreement constitutes the valid and binding agreement of MCI enforceable against it in accordance with its terms.

                  10.2 Neither MCI's execution and delivery of this Agreement nor its performance hereunder will result in a breach of any agreement or contract to which MCI is a party. MCI will not enter into any agreement or take any action that would restrict its performance under this Agreement.

                  10.3 MCI is not relying on any representation, warranties or agreements not expressly set forth herein in entering into this Agreement.


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

         11.      UTS'S REPRESENTATIONS AND WARRANTIES

         UTS represents and warrants as follows:

                  11.1 UTS has the corporate power and authority to execute and deliver this Agreement, and perform its obligations hereunder. UTS has procured all licenses and has received all governmental approvals and permits necessary for UTS to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly authorized by UTS, and upon execution and delivery by MCI, this Agreement constitutes the valid and binding agreement of UTS enforceable against it in accordance with its terms.

                  11.2 Neither UTS's execution and delivery of this Agreement nor its performance hereunder will result in a breach of any agreement or contract to which UTS is a party. UTS will not enter into any agreement or take any action that would restrict its performance under this Agreement.

                  11.3 UTS has not and shall not assign, transfer, convey or otherwise encumber any right, title, or interest in or to any Deliverables or any Intellectual Property Rights therein.

                  11.4 Except for the case described Section 5.2 hereof, UTS is and shall be the sole and exclusive owner of all the Deliverables (and all Intellectual Property Rights therein) and no other person or entity has or shall have any claim of ownership with respect to any Deliverables (or any Intellectual Property Rights therein) whatsoever.

                  11.5 No person, entity or association has made or threatened to make, any demand or claim asserting that the Deliverables as such exist as of the date of UTS's signature hereof, infringes any rights under any Intellectual Property Right. UTS has not and will not misappropriate or intentionally infringe any Intellectual Property Right of MCI, and Affiliate or of any third party in the course of the performing any obligation of UTS hereunder and will not incorporate into the Deliverables any material incorporating Intellectual Property Rights owned by any third party, without the prior written agreement of MCI.

                  11.6 UTS is not relying on any representation, warranties or agreements not expressly set forth herein in entering into this Agreement.

                  11.7 For the period of [***] after MCI's acceptance of all the Deliverables, UTS warrants that

                           (a)      The Deliverables shall be free from
defect in materials and workmanship and conform to the Requirement Specification and Product Documentation,

                           (b)      The Deliverables shall perform and
function as contemplated in the Requirement Specification and Product Documentation when combined with any hardware and/or software designated by UTS, and

                           (c)      The software in the Deliverables operates
in accordance with the Requirement Specification and Product Documentation without defects and bugs.


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                  11.8  The software in the Deliverables does not and shall not contain any "back door," "time bomb," "drop door" or other software routine designed to disable the software automatically with the passage of time or under the positive control of any person; or virus, "Trojan horse," "worm" or other software routines or hardware components designed to permit unauthorized access, to disable, erase or otherwise harm the software, hardware, or data, or to perform any other similar actions.

                  11.9 The software in the Deliverables shall operate accurately in the manner in which it was intended as it relates to time related operations when given a valid date containing century, year, month and day. For purposes of this Section 11.9, the accurate operation of the software shall require (a) that calculations using dates must execute using a four digit year; (b) that all functions, including but not limited to entry, inquiry, maintenance, storage, update and transmission of information, must support four digit year date processing; (c) that interfaces and reports must support four digit year processing; (d) successful translation into year 2000 with the correct system date (e.g., 1/1/2000) without human intervention; (e) processing with a four digit year after transition to and beyond the year 2000 without human intervention; and (f) providing correct results in forward and backward date calculations spanning century boundaries.

                  11.10 UTS shall have, or have available to it, and shall devote, the resources, skill, expertise and experience necessary to provide MCI with the Product Documentation and all Deliverables in conformity with the Requirement Specification, Business Regulations and in accordance with the Milestone Schedule, and to otherwise perform the obligations of UTS hereunder.

         12.      INDEMNIFICATION

         UTS shall defend, indemnify and hold harmless MCI, its Affiliates and their respective employees, agents, officers and directors from and against any claims, losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) incurred by MCI or its Affiliates arising out of or in connection with any claims, suits, actions or proceedings ("Claim") brought against MCI or any Affiliate by any third party (a) asserting that any Deliverable or any portion thereof infringes any Intellectual Property of any third party or (b) arising out of any breach of any representation or warranty made by UTS under this Agreement, subject to the condition that MCI and/or its Affiliate shall provide the UTS notice of any such Claim promptly after MCI and/or its Affiliate shall receive notice or obtain knowledge thereof, and provide to UTS such reasonably available and disclosable information and assistance as is reasonably requested by UTS in connection with such Claim. Upon MCI's request, UTS agrees to inform MCI of the status of any such Claim, and to consult with MCI before agreeing to any settlement of any such Claim. In no event shall MCI agree to any settlement or compromise of a Claim involving any remedy other than the payment of monetary damages without obtaining the prior written approval of MCI. MCI shall have the right to assume or participate in the defense of a Claim, at any time, at its own expense. If an injunction is issued in such action or agreed in the settlement barring the use by MCI or any Affiliate of any allegedly infringing Deliverable, or in MCI's opinion, any Deliverable is likely to become the subject of a claim of infringement, MCI shall at its option and expense either (i) procure for MCI and its Affiliates the right to continue to use such Deliverable; and/or (ii) replace or modify such

Deliverables so that it becomes non-infringing, while still complying with the applicable Requirement Specification.

         13.      DISCLAIMER

         EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY WARRANTY OR REPRESENTATION AND EACH PARTY SPECIFICALLY DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         INDEPENDENTLY OF ANY OTHER LIMITATION AND REGARDLESS OF WHETHER THE PURPOSE OF ANY REMEDY SET FORTH HEREIN IS SERVED, NEITHER PARTY SHALL BE LIABLE UNDER ANY TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT INCLUDING DAMAGES RESULTING FROM LOSS OF BUSINESS, PROFITS, OPPORTUNITY OR GOODWILL, EVEN IF PREVIOUSLY ADVISED OF THE POSSIBILITY THEREOF.

         14.      TERM AND TERMINATION

                  14.1 This Agreement shall come into effect on the Effective Date, and unless sooner terminated as set forth herein, shall remain effective until the completion date of the Development Services set forth in the Milestone Schedule, provided however that in no event shall the term of this Agreement exceed [***].

                  14.2 Either party may terminate this Agreement by written notice:

                           (a) immediately, in the event the other party
falls into bankruptcy, insolvency, reorganization, liquidation, or ceases to function as a going concern;

                           (b) if a Force Majeure Event under Section 16
prevents performance of the other party's obligations hereunder for a period of [***] or longer; or

                           (c) in the event the other party breaches any
material term hereof and fails to cure such breach within [***] after delivery of written notice thereof from the non-breaching party.

                  14.3 The provisions of Sections 1, 5, 6, 7, 8, 9, 10, 11, 12,
13, 14.3, 15, 16, 17, and 18 shall survive the expiration or termination hereof.

         15.      GENERAL

                  15.1 This Agreement and the Mutual Confidential Disclosure Agreement concluded on July 5, 1999 as amended constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede and replace all prior or contemporaneous


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

understandings, communications, or agreements, written, oral or otherwise regarding the subject matter hereof, including any letter of intent or memorandum of understanding.

                  15.2 No alteration, amendment or modification of this Agreement shall be binding on the parties unless made in writing and signed by the duly authorized representatives of both parties.

                  15.3 Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

                  15.4 Except as expressly set forth herein, this Agreement and its rights and obligations may not be assigned, transferred or delegated by either party without obtaining the prior written consent of the other party, and any attempted assignment, transfer or delegation without such consent shall not be effective.

                  Notwithstanding the foregoing, MCI may have Matsushita Communication R&D Center U.S. ("MCRDC") of Panasonic Technologies, Inc. exercise MCI's rights herein, perform MCI's obligation herein, and/or participate in the activities contemplated herein, provided MCRDC observes the terms and conditions herein.

                  15.5 If for any reason a court of competent jurisdiction finds any provision of this Agreement, or any portion thereof, to be unenforceable, that provision or portion shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

                  15.6 The legal and equitable remedies available to the parties hereunder are all independent of one another, and are intended to be cumulative so as not to limit a party's other available remedies.

                  15.7 The parties are independent contractors and nothing herein will be construed to create a partnership, joint venture, employment or agency relationship between the parties. Neither party shall have the power or authority to enter into any agreement of any kind on behalf of the other party, or to bind or obligate the other party in any manner.

                  15.8 All notices required or permitted under this Agreement shall be in writing, shall reference this Agreement and shall be deemed given: when personally delivered, when sent by confirmed facsimile, five days after having been sent by registered or certified air mail, return receipt requested, postage prepaid; or one day after deposit with a commercial overnight carrier, with written verification of receipt. All communications shall be sent to the addresses set forth below or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section 15.8;


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

         To UTS
         Russell L. Boltwood
         Corporate Counsel
         UTStarcom, Inc.
         1275 Harbor Bay Parkway
         Alameda, CA 94502

         To MCI
         General Manager, Overseas Department
         Communication Systems Division
         Matsushita Communication Industrial Co., Ltd.
         3-1 Tsunashima-higashi 4-chome, Kohoku-ku,
         Yokohama 223-8639, Japan

                  15.9 This Agreement shall be governed by and construed in accordance with the laws of Japan, irrespective of its conflict of laws rules.

                  15.10 This Agreement has been freely negotiated by the parties, and shall be interpreted and construed fairly without any strict construction favoring or disfavoring either party regardless of which party drafted this Agreement or any portion thereof.

                  15.11 The headings and captions used in this Agreement are used for convenience only are not to be considered in construing or interpreting this Agreement.

                  15.12 Rules of Construction

         As used herein, neutral pronouns and any variations thereof will be deemed to include the feminine as well as the masculine. All terms in the singular will be deemed to include the plural, and vice versa. The words "herein," "hereof" and "hereunder" and other words of similar import shall refer to this Agreement as a whole, including any attachments, as from time to time may be amended or modified, and do not refer to any subdivision of this Agreement. The word "including" when used herein is not intended to be exclusive, and shall mean "including, but not limited to." References herein to Article and Section shall refer to the appropriate Article or Section of this Agreement.

         16.      FORCE MAJEURE

         Neither party shall be liable for delay or failure in the performance hereof arising from any of the following matters; acts of God or public enemy or war (declared or undeclared); acts of governmental or quasi-governmental authorities or any subdivision, department or agency thereof, or regulations or restrictions imposed by law or by court action; acts of persons engaged in subversive activities or sabotage; fires, floods, explosions or other catastrophes; epidemics or quarantine restrictions; strikes, slowdowns, lockouts or labor stoppage or dispute of any kind; freight embargoes, or interruption of transportation; unusually severe weather; any other causes, similar or dissimilar, beyond the control of the party concerned (collectively, "Force Majeure Events").

         17.      DISPUTE RESOLUTION

         Any disputes or disagreement which may arise out of or in connection with this Agreement or the breach thereof, shall be finally settled by arbitration. If the arbitration is initiated by UTS, the arbitration shall be held in Tokyo, Japan in accordance with the rules of Japan Commercial Arbitration Association. If the arbitration is initiated by MCI, the arbitration shall be held in San Francisco, California in accordance with the International Arbitration rules of the American Arbitration Association. The arbitration shall be conducted by one arbitrator and in the English language. The cost of arbitrator and the said Association shall be shared equally by the parties.

         18.      EXPORT CONTROL

         Each party understands and acknowledges that export administration laws and regulations including the U.S. Export Administration Regulations, restrict the export or diversion of certain products and technology. UTS shall notify MCI in writing and obtain MCI's written approval before incorporating any item or technology restricted under such laws and regulations into the Product Documentation or any Deliverable. UTS shall obtain all export licenses or exemptions necessary to deliver to MCI Product Documentation and other Deliverables, and shall cooperate with MCI in order to obtain licenses or exemptions permitting the export and re-export of the same.

         IN WITNESS WHEREOF, the parties have, by their duly authorized representatives, executed this Agreement as of the date shown below.

UTS:                                       MCI:

UTStarcom Inc.                             Matsushita Communication Industrial
                                           Co., Ltd. acting through its
                                           Communication Systems Division


Signature                                  Signature

/s/ Signature Illegible                    /s/ Signature Illegible
Name: Gerald S. Soloway                    Name: Yasuo Katsura
Title: VP Engineering                      Title: Director of CSD/MCI

Date: Sept 19, 2000                        Date: 26.09.2000

Appendix A
Milestone Schedule

Appendix B
Requirement Specification

Appendix C
MCI Business Regulation
(MCI Business Requirement for Product Reliability Durability)

Appendix D
Development Plan

Appendix E
MCI Payment Schedule

Appendix F
Third Party Software

Appendix G
Prior Intellectual Property Right List

Appendix H
Materials

Appendix I
Prior Expenses

                          APPENDIX A

MILESTONE SCHEDULE

Milestones                          Date
----------                          ----
Contract Signing                    [***] September 22, 2000

[***]

MILESTONES AND RESPECTIVE PROPOSED CONTENT AND DELIVERABLES:
-----------------------------------------------------------

CONTRACT SIGNING

[***]

DETAILED SCHEDULE AND DEVELOPMENT SERVICES

                                   IPTS [***]

                        PRODUCT TECHNICAL SPECIFICATIONS

                                     [***]








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



[***]






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